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                                                                    EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-123658 on Form S-8 of our report dated December 28, 2005, relating to the consolidated financial statements of Prudential Bancorp, Inc. of Pennsylvania and subsidiary, appearing in this Annual Report on Form 10-K of Prudential Bancorp, Inc. of Pennsylvania and subsidiary for the year ended September 30, 2005.

/s/ Deloitte & Touche LLP

Philadelphia, PA
December 28, 2005